Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of (Know Lab, Inc. (formerly Visualant, Incorporated), of our report dated December 29, 2017 to the consolidated financial statements of Know Lab, Inc. as of September 30, 2017 and 2016, and the related consolidated statements of operations, stockholders' deficit, and cash flows for years September 30, 2017 and 2016. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ SD Mayer and Associates, LLP

Seattle, Washington

August 10, 2018